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                                                                   Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 8, 2000 (except with respect to the matter discussed in Note 18, as to which the date is February 29, 2000) included (or incorporated by reference) in Harrah's Entertainment, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Arthur Andersen LLP


Las Vegas, Nevada
March 15, 2001